Exhibit (a)

                       Resolutions of Boards of Directors

   Resolution of Board of Directors of Acacia National Life Insurance Company

WHEREAS, Acacia National Life Insurance Company ("Acacia National") is a corporation first organized under the laws of the Commonwealth of Virginia on December 9, 1974;

WHEREAS, Acacia National is a wholly-owned subsidiary of Acacia Life Insurance Company ("Acacia Life");

WHEREAS, Acacia National redomesticated from the Commonwealth of Virginia to the District of Columbia effective March 31, 2002, and has since and now exists under the laws of the District of Columbia;

WHEREAS, in the judgement of the Board of Directors of Acacia National it is deemed desirable and in the best interests of Acacia National that it should be merged with and into Acacia Life;

NOW, THEREFORE, in consideration of the foregoing, the Board of Directors of Acacia National hereby approves, authorizes and consents to the following actions:

RESOLVED, that Acacia National be merged with and into Acacia Life, which shall be the surviving corporation, such merger to be effected as promptly as possible, in accordance with the applicable provisions of the laws of the District of Columbia; and it is hereby further

RESOLVED, that the Agreement and Plan of Merger in the form attached to this resolution as Exhibit A be, and it hereby is, approved and authorized in all respects; and it is hereby further

RESOLVED, that the officers of Acacia National be, and they hereby are, acting jointly and singly, authorized and directed to take such actions and to make, execute, deliver and file on behalf of Acacia National, such corporate papers, certificates, instruments and other documents as may be necessary or desirable to carry out the intent and purposes of the foregoing resolutions.


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        Resolution of Board of Directors of Acacia Life Insurance Company

WHEREAS, Acacia Life Insurance Company ("Acacia Life"), chartered by Special Act of Congress in 1869, is a corporation organized and existing under the laws of the District of Columbia;

WHEREAS, Acacia National Life Insurance Company ("Acacia National") is a corporation first organized under the laws of the Commonwealth of Virginia on December 9, 1974;

WHEREAS, Acacia National redomesticated from the Commonwealth of Virginia to the District of Columbia effective March 31, 2002, and has since and now exists under the laws of the District of Columbia;

WHEREAS, Acacia Life owns 15,000 shares of common stock of Acacia National and 6,000 shares of preferred stock of Acacia National, which shares constitute all of the issued and outstanding capital stock of Acacia National;

WHEREAS, Acacia National is a wholly-owned subsidiary of Acacia Life;

WHEREAS, the Board of Directors of Acacia Life deems it desirable and in the best interests of Acacia Life that Acacia National be merged with and into Acacia Life on the terms and conditions set forth in the Agreement and Plan of Merger in the form attached to this resolution as Exhibit A, in accordance with the applicable provisions of the statutes of the District of Columbia, which permit such merger;

NOW, THEREFORE, in consideration of the foregoing, the Board of Directors of Acacia Life hereby approves, authorizes and consents to the following actions:

RESOLVED, that Acacia National be merged with and into Acacia Life, which shall be the surviving corporation, such merger to be effected as promptly as possible in accordance with the applicable provisions of the laws of the District of Columbia; and it is hereby further

RESOLVED, that the Agreement and Plan of Merger in the form attached to this resolution as Exhibit A be, and it hereby is, approved and authorized in all respects; and it is hereby further

RESOLVED, that the officers of Acacia Life be, and they hereby are, acting jointly and singly, authorized and directed to take such actions and to make, execute, deliver and file on behalf of Acacia Life and Acacia National, such corporate papers, certificates, instruments and other documents as may be necessary or desirable to carry out the intent and purposes of the foregoing resolutions.

Approved as of April 30, 2003.